Exhibit 32.1
CERTIFICATION REQUIRED BY
SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Overland Storage, Inc. (the “Company”), that, to the best of his knowledge, the annual report of the Company on Form 10-K for the fiscal year ended June 30, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: September 18, 2013

/s/ Eric L. Kelly
Eric L. Kelly,
President and Chief Executive Officer
(Principal Executive Officer)

Date: September 18, 2013

/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Overland Storage, Inc. and will be retained by Overland Storage, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.